Exhibit 99.2 Second Quarter 2020 July 29, 2020

Forward-Looking Statements statements in this press release and/or our financial performance to differ IMPORTANT materially from that suggested by the forward-looking statements are (a) the adverse impact of COVID-19 on our business, financial condition, liquidity and results of operations; (b) continually changing federal, state, INFORMATION and local laws and regulations could materially adversely affect our business; (c) adverse economic conditions in the United States and worldwide may negatively impact our results; (d) a reduction in our access to funding; (e) significant risks we face implementing our growth strategy, some of which are outside our control; (f) unexpected costs and delays in connection with exiting our personal lending business; (g) our agreement with FCA US LLC may not result in currently anticipated levels of growth and is subject to certain conditions that could result in termination of the agreement; (h) our business could suffer if we are unsuccessful in developing and maintaining relationships with automobile dealerships; (i) our financial condition, liquidity, and results of operations depend on the credit performance of our loans; (j) loss of our key management or other personnel, or an inability to attract such management and personnel; (k) certain regulations, including but not limited to oversight by the Office of the Comptroller of the Currency, the This press release contains forward-looking statements within the Consumer Financial Protection Bureau, the European Central Bank, and meaning of the Private Securities Litigation Reform Act of 1995. Any the Federal Reserve, whose oversight and regulation may limit certain of statements about our expectations, beliefs, plans, predictions, forecasts, our activities, including the timing and amount of dividends and other objectives, assumptions, or future events or performance are not limitations on our business; and (l) future changes in our relationship with historical facts and may be forward-looking. These statements are often, SHUSA and Banco Santander that could adversely affect our operations. but not always, made through the use of words or phrases such as If one or more of the factors affecting our forward-looking information and anticipates, believes, can, could, may, predicts, potential, should, will, statements proves incorrect, our actual results, performance or estimates, plans, projects, continuing, ongoing, expects, intends, and achievements could differ materially from those expressed in, or implied similar words or phrases. Although we believe that the expectations by, forward-looking information and statements. Therefore, we caution reflected in these forward-looking statements are reasonable, these the reader not to place undue reliance on any forward-looking statements are not guarantees of future performance and involve risks information or statements. The effect of these factors is difficult to and uncertainties that are subject to change based on various important predict. Factors other than these also could adversely affect our results, factors, some of which are beyond our control. For additional discussion and the reader should not consider these factors to be a complete set of of these risks, refer to the section entitled Risk Factors and elsewhere in all potential risks or uncertainties as new factors emerge from time to our Annual Report on Form 10-K for the year ended December 31, 2019, time. Any forward-looking statements only speak as of the date of this our subsequent Quarterly Reports on Form 10-Q or Current Reports on document, and we undertake no obligation to update any forward-looking Form 8-K, or other applicable documents that are filed or furnished with information or statements, whether written or oral, to reflect any change, the U.S. Securities and Exchange Commission (collectively, our "SEC except as required by law. All forward-looking statements attributable to filings"). Among the factors that could cause the forward-looking us are expressly qualified by these cautionary statements. 2

COVID-19

SC's COVID-19 Relief Efforts

Employees

- 95%+ employees working from home
- Temporary Emergency Paid Leave Program
- Premium compensation to frontline employees

Customers

- Granted ~730,000 loan and ~70,000 lease deferrals since the beginning of the pandemic[1]
- Enhanced digital tools to manage accounts

FCA/Dealers

- First payment deferred 90 days on select new FCA models
- 0% Annual Percentage Rate on select new FCA models
- Relief programs for dealers through Santander Bank, N.A.

Communities

- Santander US will provide $25M in financing to Community Development Financial Institutions
- SC donated $3M to organizations serving vulnerable populations hardest hit by the crisis

1 | Data from March 1, 2020 – June 30, 2020

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Earnings Highlights

Earnings Impacted by Reserves
Balance Sheet and Liquidity Remain Strong

Reserves

- $400M of incremental reserves due to macroeconomic factors, primarily driven by COVID-19
- Allowance ratio of 19.2%, up 140bps from Q1 2020 allowance ratio

Originations

- Total auto originations of ~$7.8B in Q2 2020, down 7% versus prior year quarter
- FCA penetration rate of 37%, up from 36% in Q2 2019

Credit Performance

- Early stage delinquency ratio of 4.3%, down 510 bps YoY
- Late stage delinquency ratio of 2.4%, down 230 bps YoY
- Gross charge-off ratio of 11.1%, down 500 bps YoY
- Net charge-off ratio of 6.0%, down 40 bps YoY

Liquidity & Capital

- Access to funding has improved in Q2 notwithstanding COVID-19 stress
  - ABS market demand at recent highs, issued $1.9 billion in new ABS
  - $2.0B in liquidity from Banco Santander
  - $0.7B in additional private term financings
- CET1 Ratio of 13.4%

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Economic Indicators Consumer Confidence1 118.9 126.4 121.5 101.4 98.0 Consumer confidence index lower due to the 81.4 85.2 98.1 economic impact of the pandemic 58.5 62.0 50.4 49.3 52.9 U.S. Unemployment Statistics2 9.5% 9.4% 9.1% Unemployment rate of 11.1% in June decreased from 8.2% 11.1% 7.5% 14.7% in April when the impact of stay-at-home orders 5.6% 6.1% were more severe 5.3% 4.9% 4.3% 4.0% 3.7% U.S. GDP QoQ Change3 4.2% 2.7% 2.5% 2.6% 2.7% 2.6% 2.0% US GDP decreased 5% in Q1 2020 vs Q4 2019 due to 1.7% 0.9% 1.2% 0.8% the impact of COVID-19 at the end of the quarter -4.1% -5.0% 1Q 1Q 1Q 1Q 1Q 1Q 1Q 1Q 1Q 1Q 1Q 1Q 1Q 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Jun Jun Jun Jun Jun Jun Jun Jun Jun Jun Jun Jun Jun Jun 07 08 09 10 11 12 13 14 15 16 17 18 19 20 1 The Conference Board’s consumer confidence index, monthly data as of June 30, 2020 2 U.S. Bureau of Labor Statistics, monthly data as of June 30, 2020 5 3 U.S. Bureau of Economic Analysis, quarterly data as of June 30, 2020

Auto Industry Overview New Vehicle SAAR1 17.3 17.2 17.1 16.6 Auto sales of 13.0M, up 15% QoQ as dealerships 13.0 and manufacturer sales increased in Q2 after the 11.4 shutdowns caused by COVID-19 Used Vehicle SAAR2 39.2 39.8 39.8 40.0 36.0 Used auto sales of 36.0M, up 13% QoQ 32.0 Used Vehicle Price Indices3 Manheim 149.3 141.9 140.5 139.9 141.1 136.0 Used vehicle prices increased to record levels in the latter half of Q2 due to pent up demand 126.8 JDP 122.0 121.8 121.6 118.4 117.9 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 1 U.S. Bureau of Economic Analysis, Light Weight Vehicle Sales: Autos and Light Trucks, monthly data as of June 30, 2020 2 Cox Automotive, 13-Month Rolling Used-Vehicle SAAR, monthly data as of June 30, 2020 6 3 Manheim, Inc.; Indexed to a basis of 100 at 1995 levels; JD Power Used-Vehicle Price Index (not seasonally adjusted), both monthly, quarter end

Quarterly Originations Lower volumes year-over-year; mix-shift from lease to prime retail Three Months Ended Originations % Variance ($ in Millions) Q2 2020 Q1 2020 Q2 2019 QoQ YoY Total Core Retail Auto $ 2,135 $ 2,306 $ 2,414 (7%) (12%) Chrysler Capital Loans (<640)1 1,131 1,190 1,473 (5%) (23%) Chrysler Capital Loans (≥640)1 3,557 1,432 1,980 148% 80% Total Chrysler Capital Retail 4,688 2,622 3,453 79% 36% Total Leases2 989 2,024 2,525 (51%) (61%) Total Auto Originations3 $ 7,812 $ 6,952 $ 8,392 12% (7%) Asset Sales4 $ 512 - - NA NA SBNA Originations4 $ 1,724 $ 1,081 $ 1,917 59% (10%) 1 Approximate FICOs 2 Includes nominal capital lease originations 7 3 Includes SBNA Originations 4 Asset Sales and SBNA Originations remain off of SC’s balance sheet in the Service For Others portfolio

Year-to-Date Monthly Originations Core Retail Auto ($ in millions) Chrysler Lease1 ($ in millions)1 60.0% $1,200 60.0% $1,000 55.0% $1,000 55.0% $800 $800 50.0% 50.0% $600 $600 45.0% 45.0% $400 $400 40.0% 40.0% $200 $200 35.0% 35.0% $0 30.0% $0 30.0% Jan Feb Mar Apr May Jun Jan Feb Mar Apr May Jun YoY (4.1%) (14.0%) (17.0%) (43.6%) (8.4%) 22.8% YoY 13.7% 16.5% (18.3%) (72.8%) (63.5%) (47.7%) Chrysler Capital Loans, <6402 ($ in millions) Chrysler Capital Loans, ≥6402 ($ in millions) $600 60.0% $1,400 26500.0% 24500.0% $500 55.0% $1,200 $1,000 22500.0% $400 50.0% $800 20500.0% $300 45.0% $600 18500.0% $200 40.0% $400 16500.0% 35.0% $100 $200 14500.0% $0 30.0% $0 12500.0% Jan Feb Mar Apr May Jun Jan Feb Mar Apr May Jun YoY (6.9%) (13.0%) (12.1%) (40.2%) (24.0%) (5.3%) YoY 21.8% 21.6% 45.0% 125.0% 78.9% 45.4% 1 Includes nominal capital lease originations 2019 2020 8 2 Approximate FICOs

Fiat Chrysler (FCA) Relationship SC continues to partner with FCA, recently through incentive programs • First payment deferred 90 days on select new FCA models • 0% Annual Percentage Rate on select new FCA models FCA Sales1 (units in ‘000s) Chrysler Penetration Rate2 598 565 38.9% 543 36.1% 35.7% 37.1% 447 31.9% 367 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 1 FCA filings; sales as reported on 07/03/2020 2 Auto loans and leases financed by Chrysler Capital 9

Serviced for Others (SFO) Platform Stable balances Serviced for Others Balances, End of Period ($ in Millions) $10,727 $10,414 $10,331 QoQ $9,979 12% $9,282 15% 15% 20% Serviced for others balance growth driven by prime originations from FCA 26% and the SBNA program 88% 85% 85% Off-balance sheet securitization of 80% ~$500M also added to the SFO 74% platform 2Q19 3Q19 4Q19 1Q20 2Q20 Related Party 3rd Party 10

Diversified Funding and Liquidity Total unutilized capacity of approximately $11 billion at the end of Q2 2020 Asset-Backed Securities1 ($ in Billions) Financings ($ in billions) 1 2 $18.2 $17.9 Amortizing Revolving $11.8 $11.7 $9.9 $9.6 5.2 7.8 Unused Used 6.5 3.9 Q1 2020 Q2 2020 Q1 2020 Q2 2020 Q1 2020 Q2 2020 ➢ $1.9B of new issuance in Q2: 1 SDART, 1 DRIVE ➢ ~$770M of private term financings in Q2 ➢ 66% unused capacity on warehouse lines from 13 lenders Santander2 ($ in billions) Asset Sales ($ in billions) $12.2 0.5 $2.2 2.5 $8.7 Revolving 0.5 0.5 Asset Sales 2.5 Contingent $1.1 9.2 Term 1.7 SBNA 5.7 1.1 Originations Q1 2020 Q2 2020 Q1 2020 Q2 2020 ➢ $3.5B in new term funding in Q2 ➢ Off-balance sheet securitization of ~$500M ➢ $3.0B in unutilized revolving and contingent liquidity ➢ Strong originations through the SBNA partnership 1 Total outstanding as of June 30, 2020 11 2 Total commitment as of June 30, 2020

Q2 2020 Financial Results Three Months Ended (Unaudited, Dollars in Thousands, except per share) June 30, 2020 March 31, 2020 June 30, 2019 Interest on finance receivables and loans $ 1,236,600 $ 1,273,819 $ 1,261,098 Net leased vehicle income 126,688 195,067 231,794 Other finance and interest income 2,657 7,551 11,437 Interest expense 308,982 328,834 330,039 Net finance and other interest income $ 1,056,963 $ 1,147,603 $ 1,174,290 Credit Loss Expense 861,896 907,887 430,676 Profit sharing 11,530 14,295 13,345 Total other income (46,393) 50,807 30,411 Total operating expenses 266,679 282,673 280,649 Income before tax $ (129,535) $ (6,445) $ 480,031 Income tax expense (32,857) (2,458) 111,764 Net income $ (96,678) $ (3,987) $ 368,267 Diluted EPS ($) $ (0.30) $ (0.01) $ 1.05 Average total assets $ 46,876,726 $ 47,690,751 $ 45,700,887 Average managed assets $ 61,001,767 $ 60,207,338 $ 55,545,503 12

Customer Relief Loan Deferrals Deferrals as a % of active accounts peaked at 27.0% on May 22 and have declined through end of Q2 to 17.7% Granted ~730,000 loan deferrals since the beginning of the pandemic1 Percent Deferred by Day 30.0% 27.0% 25.0% 20.0% 17.7% 15.0% % of Active Accountsof Active % 10.0% 5.0% 0.0% 1 Data from March 1, 2020 – June 30, 2020 13

Delinquency & Loss (Quarterly) Delinquency Ratios: 30-59 Days Delinquent, RICs, HFI COVID-19 hardship relief programs led to lower delinquencies and charge-offs during the period 9.4% 9.5% 9.7% 8.4% 8.3% 4.3% Early stage delinquencies decreased 510 bps YoY Delinquency Ratios: >59 Days Delinquent, RICs, HFI 5.1% 4.7% 4.7% 4.6% 4.2% Late stage delinquencies decreased 230 bps YoY 2.4% Gross Charge-off Rates 19.5% 18.3% 17.3% 16.1% 15.5% Gross charge-off rates decreased 500 bps YoY 11.1% SC Recovery Rates1 60.3% 55.9% 55.9% 52.2% SC’s Q2 recovery rate of 45.7% reflects lower 50.1% 45.7% recoveries due to reduced repossessions and units sold Net Charge-off Rates2 8.6% 8.3% 8.1% 7.7% Net charge-offs decreased 40 bps YoY 6.4% 6.0% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 1 Recovery Rate – Per the financial statements includes insurance proceeds, bankruptcy/deficiency sales, and timing impacts 2 Net Charge-off rates on retail installment contracts, held for investment 14

Loss and Recovery Ratios (Annualized) Gross Charge-off Ratio (%) Recovery Rates (%) 25.0% 75.0% 20.0% 65.0% 15.0% 55.0% 10.0% 45.0% 5.0% 35.0% 0.0% Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 25.0% Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2019 22.3 19.1 17.0 16.1 16.1 15.8 17.9 18.4 18.5 18.3 17.1 16.1 2019 49.0 54.6 66.1 62.5 62.4 56.0 55.2 59.2 53.2 52.9 57.5 46.2 2020 17.2 15.6 13.7 12.9 12.6 8.1 2020 46.0 53.0 52.1 32.1 49.1 62.1 Net Charge-off Ratio (%) 15.0% 12.0% 9.0% 6.0% 3.0% 0.0% Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2019 11.3 8.7 5.8 6.1 6.1 7.0 8.0 7.5 8.6 8.6 7.3 8.7 2020 9.3 7.3 6.6 8.7 6.4 3.1 2019 2020 15

Loss Detail Q2 2019 to Q2 2020: Net Charge-off Walk, ($ in millions) Net charge-offs for RICs decreased ~$1M versus prior year quarter to $33 $461M ($153) $119 $462 $461 $119M increase in losses due to lower recoveries YoY and $33M increase due to higher loan balances $153M decrease due to a lower gross charge-off rate and other items YoY Q2 2019 Recoveries Balance Gross Loss Q2Q1 2020 2020 Performance & Other 16

Reserves 1 Q1 2020 to Q2 2020 Allowance for Credit Loss Walk (RICs, HFI $ in millions) ($36) Allowance for credit loss increased by $400M QoQ and allowance to loans ratio $436 increased 140 bps driven by macroeconomic factors primarily related to $5,856 $5,856 COVID-19 $5,456 $5,456 1Q 2020 Economic Factors Portfolio Changes - 2Q 2020 (Primarily COVID) Volume Credit Loss Expense and Allowance Ratio ($ in millions) 19.2% Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 17.8% 0.2 $1,200 0.18 Credit loss expense increased $430M YoY 16.5% 0.16 $1,000 0.14 $800 10.8% $908 0.12 10.5% 9.9% $861 0.1 $600 0.08 $567 $545 $400 0.06 $431 0.04 $200 0.02 $0 0 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Credit loss expense Day 1 Allowance Ratio Allowance Ratio 17 1 Allowance for credit loss related to retail installment contracts, held for investment

Allowance for Credit Loss Dollars in Millions (Unaudited) (Unaudited) (Audited) As of the end of Q2 2020, total allowance June 30, March 31, December 31, Allowance Ratios increased $400M compared to Q1 2020, 2020 2020 2019 driven by macroeconomic factors primarily related to COVID-19 TDR Unpaid principal balance $3,947 $3,560 $3,859 TDR Impairment $1,038 $973 $915 • TDR balance growth for the first time since 2017 TDR Allowance ratio 26.3% 28.1% 23.7% • Non-TDR coverage ratio up due to COVID-19 related extensions not Non-TDR Unpaid principal balance $26,528 $27,262 $26,896 classified as TDRs Non-TDR Allowance $4,818 $4,483 $2,124 • Total allowance coverage ratio Non-TDR Allowance ratio 18.2% 16.4% 7.9% increased to 19.2% or $5.9B • Allowance is ~90% of DFAST losses under the severely adverse scenario Total Unpaid principal balance $30,475 $30,722 $30,755 Total Allowance $5,856 $5,456 $3,039 Total Allowance ratio 19.2% 17.8% 9.9% 18

Expense Management Operating expenses Operating Expenses ($ in Millions) totaled $267M, $400 7.0% $350 $329 $309 6.0% expense ratio down $300 $281 $283 $267 5.0% 30bps YoY $250 4.0% $200 2.3% 3.0% $150 2.0% 2.1% Operating expenses decreased $14M 1.9% 1.7% 2.0% YoY primarily driven by lower $100 repossession expense 1.0% $50 $0 0.0% 2Q19 3Q19 4Q19 1Q20 2Q20 Operating Expense Expense Ratio 19

CET1 Ratio 1 Common Equity Tier 1 Capital Ratio $120,000 18.0% Strong capital 15.7% 15.4% 16.0% 14.8% $110,000 base 13.8% 13.4% 14.0% $100,000 12.0% SC maintains strong capital levels in addition to its loan loss reserves 10.0% $90,000 8.0% Under the Federal Reserve's interim policy, SC cannot pay a dividend or buy $80,000 6.0% back shares 4.0% $70,000 2.0% $60,000 0.0% Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Tier 1 common capital $7,207 $7,226 $7,193 $6,726 $6,574 Risk weighted assets2 $45,850 $46,870 $48,762 $48,830 $48,998 CET1 15.7% 15.4% 14.8% 13.8% 13.4% 1 CET1 is calculated under Basel III regulations required as of January 1, 2015. Please see the appendix for further details related to CECL phase-in impact. 2 Under the banking agencies' risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned 20 to .broad risk .categories. The aggregate dollar amount in each risk category is multiplied by the associated risk weight of the category. The resulting weighted values are added together with the measure for market risk, resulting in the Company's and the Bank's total Risk weighted assets

Appendix

Diversified Underwriting Across Full Credit Spectrum Originations by Credit (RICs)1 $6,823 $6,192 $5,867 $5,674 $4,927 41% 55% 41% 40% 36% 15% 14% 14% 15% 10% 22% 23% 21% 24% 15% 9% 9% 10% 11% 7% 14% 14% 15% 14% 13% 2Q19 3Q19 4Q19 1Q20 2Q20 No FICO 2 <540 540-599 600-639 >640 Total Average Loan Balance in Dollars $25,565 $25,627 $25,706 $24,776 $28,820 New/Used Originations $6,823 $6,192 $5,867 $5,674 $4,927 34% 39% 38% 39% 45% 66% 62% 61% 61% 55% 2Q19 3Q19 4Q19 1Q20 2Q20 New Used 1 RIC; Retail Installment Contract 2 No FICO score obtained; Includes commercial loans. 22

Heldfor InvestmentCredit Trends Retail Installment RetailInstallment Contracts 2.1% Commercial 2.2% Q2 2019 2.4% 2.5% 2.6% 1 10.9% Unknown 10.6% 1 10.0% Held for investment; excludes assets held for sale forheld assets excludes investment; Held for Q3 2019 12.4% 10.1% 18.8% 17.9% <540 16.9% 16.7% Q4 2019 16.7% 33.2% 540-599 32.9% 31.9% 31.9% 32.6% Q1 2020 18.9% 600-639 19.0% 19.0% 18.9% 19.2% Q2 2020 16.1% >=640 17.4% 19.8% 17.5% 23 18.8%

Excluding Personal Lending Detail

Personal lending loss of $19M before operating expenses and taxes in Q2 2020

Three Months Ended, (Unaudited, Dollars in Thousands)	June 30, 2020			March 31, 2020			June 30, 2019		
	Total	Personal Lending	Excluding Personal Lending	Total	Personal Lending	Excluding Personal Lending	Total	Personal Lending	Excluding Personal Lending
Interest on finance receivables and loans	$ 1,236,600	$ 83,808	$ 1,152,792	$ 1,273,819	$ 93,541	$ 1,180,278	$ 1,261,098	$ 90,323	$ 1,170,775
Net leased vehicle income	126,688	-	126,688	195,067	-	195,067	231,794	-	231,794
Other finance and interest income	2,657	-	2,657	7,551	-	7,551	11,437	-	11,437
Interest expense	308,982	11,016	297,966	328,834	12,205	316,629	330,039	12,099	317,940
Net finance and other interest income	$ 1,056,963	$ 72,793	$ 984,170	$ 1,147,603	$ 81,336	$ 1,066,267	$ 1,174,290	$ 78,224	$ 1,096,066
Provision for credit losses	$ 861,896	-	$ 861,896	$ 907,887	-	$ 907,887	$ 430,676	$ 1,070	$ 429,606
Profit sharing	11,530	6,587	4,943	14,295	(93)	14,388	13,345	-	13,345
Investment gains (losses), net[1]	$ (147,582)	$ (121,642)	$ (25,940)	$ (63,426)	$ (62,958)	$ (468)	$ (84,787)	$ (84,021)	$ (766)
Servicing fee income	19,120	-	19,120	19,103	-	19,103	25,002	-	25,002
Fees, commissions and other	82,069	36,911	45,158	95,130	49,522	45,608	90,196	46,800	43,396
Total other income	$ (46,393)	$ (84,731)	$ 38,338	$ 50,807	$ (13,436)	$ 64,243	$ 30,411	$ (37,221)	$ 67,632
Average gross individually acquired retail installment contracts, held for investment and held for sale	$ 31,193,215	-		$ 30,768,423	-		$ 29,070,738	-	
Average gross personal loans	-	$ 1,307,609		-	$ 1,413,021		-	$ 1,375,306	
Average gross operating leases	$ 17,492,255	-		$ 17,735,640	-		$ 16,043,654	-	

1 The current period losses were primarily driven by $122 million of lower of cost or market adjustments related to the held for sale personal lending portfolio, comprised of $87 million in customer default activity, and a $35 million in market discount.

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Reconciliation of Non-GAAP Measures

	Three Months Ended (Unaudited, Dollars in Thousands)				
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Total equity	$4,895,465	$5,146,103	$7,318,620	$7,345,202	$7,337,261
Deduct: Goodwill and intangibles	127,215	121,879	116,828	110,683	108,173
Tangible common equity	$4,768,250	$5,024,224	$7,201,792	$7,234,519	$7,229,088
Total assets	$47,268,695	$47,106,931	$48,933,529	$47,279,015	$46,416,093
Deduct: Goodwill and intangibles	127,215	121,879	116,828	110,683	108,173
Tangible assets	$47,141,480	$46,985,052	$48,816,701	$47,168,332	$46,307,920
Equity to assets ratio	10.4%	10.9%	15.0%	15.5%	15.8%
Tangible common equity to tangible assets	10.1%	10.7%	14.8%	15.3%	15.6%
Total equity	$4,895,465	$5,146,103	$7,318,620	$7,345,202	$7,337,261
Add: Adjustment due to CECL capital relief (c)	1,769,430	1,669,466	-	-	-
Deduct: Goodwill and other intangible assets, net of DTL	154,943	153,712	152,756	150,644	152,264
Deduct: Accumulated other comprehensive income, net	(63,705)	(63,655)	(26,693)	(31,836)	(21,568)
Tier 1 common capital	$6,573,657	$6,725,512	$7,192,557	$7,226,394	$7,206,565
Risk weighted assets (a,c)	$48,997,902	$48,829,941	$48,761,825	$46,870,019	$45,849,574
Common Equity Tier 1 capital ratio (b,c)	13.4%	13.8%	14.8%	15.4%	15.7%

a Under the banking agencies' risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied by the associated risk weight of the category. The resulting weighted values are added together with the measure for market risk, resulting in the Company's total Risk weighted assets.

b CET1 is calculated under Basel III regulations required since January 1, 2015. The fully phased-in capital ratios are non-GAAP financial measures.

c As described in our 2019 annual report on Form 10-K, on January 1, 2020, we adopted ASU 2016-13, Financial Instruments -Credit Losses ("CECL"), which upon adoption resulted in a reduction to our opening retained earnings balance, net of income tax, and increase to the allowance for credit losses of approximately $2 billion. As also described in our 2019 10-K, the U.S. banking agencies in December 2018 had approved a final rule to address the impact of CECL on regulatory capital by allowing banking organizations, including the Company, the option to phase in the day-one impact of CECL until the first quarter of 2023. In March 2020, the U.S. banking agencies issued an interim final rule that provides banking organizations with an alternative option to delay for two years an estimate of CECL's effect on regulatory capital, relative to the incurred loss methodology's effect on regulatory capital, followed by a three-year transition period. The Company is electing this alternative option instead of the one described in the December 2018 rule.

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Thank You Our purpose is to help people and business prosper. Our culture is based on believing that everything we do should be: